Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

MacroGenics, Inc.
(Exact name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	—	—	—	—	—	—
	Equity	Preferred Stock, par value $0.01 per share	—	—	—	—	—	—
	Debt	Debt Securities	—	—	—	—	—	—
	Other	Other	—	—	—	—	—	—
	Total	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(2)	—	0.00014760	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	—	—	—	—	—	—	—	—	—	—
	Equity	Preferred Stock, par value $0.01 per share	—	—	—	—	—	—	—	—	—	—
	Debt	Debt Securities	—	—	—	—	—	—	—	—	—	—
	Other	Warrants	—	—	—	—	—	—	—	—	—	—
	Total	Unallocated (Universal) Shelf	Rule 415(a)(6)	(3)		$300,000,000 (3)	0.00011020		S-3ASR	333-249851	November 4, 2020	$33,060 (3)
	Total Offering Amounts					$300,000,000		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1) There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities and units comprised of one or more of the other securities registered hereunder as shall have an aggregate initial offering price not to exceed $300,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $300,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The securities registered also include such indeterminate number of shares of common stock, preferred stock and amount of debt securities as may be issued upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule

416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3) MacroGenics, Inc. (the “Registrant”) previously filed a Registration Statement on Form S-3ASR with the Securities and Exchange Commission (the “SEC”) on November 4, 2020 (File No. 333-249851) (the “Prior Registration Statement”), which was automatically effective upon filing, that registered an indeterminate amount of securities to be offered by the Registrant from time to time. In connection with Post-Effective Amendment No. 1 to the Prior Registration Statement filed with the SEC on March 15, 2023, the Registrant paid a filing fee of $33,060. Pursuant to Rule 415(a)(6) of the Securities Act, the securities being registered hereunder include $300,000,000 of unsold securities previously registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the $33,060 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such unsold securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of unsold securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.